Exhibit 99.1

For Presentation on August 4, 2026 Jackson Financial Inc. Second Quarter 2026 Financial Results

Forward-Looking Statements and Non-GAAP Measures

The information in this document contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this document not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “expect,” “believe,” “anticipate,” “plan,” “predict,” “remain,” “future,” “confident,” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Other factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-K for the year ended December 31, 2025, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 24, 2026, and elsewhere in Jackson Financial Inc.’s filings filed with the SEC. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

Certain financial data included in this document consists of non-GAAP (“Generally Accepted Accounting Principles”) financial measures. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other entities, nor should they be construed as an alternative to other financial measures determined in accordance with U.S. GAAP. Although the Company believes these non-GAAP financial measures provide useful information to investors in measuring the financial performance and condition of its business, investors are cautioned not to place undue reliance on any non-GAAP financial measures and ratios included in this document. A reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures can be found under “Non-GAAP Financial Measures” in the Appendix of this document.

Certain financial data included in this document consists of statutory accounting principles (“statutory”) financial measures, including “total adjusted capital.” These statutory financial measures are included in or derived from the Jackson National Life Insurance Company (“JNL”) annual and/or quarterly statements filed with the Michigan Department of Insurance and Financial Services and are available in the investor relations section of the Company’s website at investors.jackson.com/financials/statutory-filings.

We routinely use our investor relations website, at investors.jackson.com, as a primary channel for disclosing key information to our investors. We may use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations. Accordingly, investors should monitor our investor relations website, in addition to following our press releases, filings with the SEC, public conference calls, presentations, and webcasts, some of which may contain material and previously non-public information. We and certain of our senior executives may also use social media channels to communicate with our investors and the public about our Company and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website, our social media channels, or our executives’ social media channels is not incorporated by reference into and is not part of this document.

JACKSON 2

Se cond Quarter 202 6 Financial Results Key Highlights $644M GAAP earnings $513M Non - GAAP earnings 1 $9.16 GAAP earnings per share $7.30 Record Non - GAAP earnings per share 1 $287M Free cash flow 1 $290M Capital return 34% Retail annuity sales 3 Net income attributable to Jackson Financial Inc. (JFI) common shareholders Net i ncome per diluted common share Cash distributed to JFI, net of JFI expenses Common share dividends and repurchases Adjusted Operating Earnings 1 Adjusted Operating Earnings per diluted common share 1 Retail annuity sales up over 2Q25 3 1) See the Appendix for the non - U.S. GAAP financial measures, definitions and reconciliations to most comparable U.S. GAAP measu res. 2) See slide 7 for a description of the notable items for 2Q26. 3) Excludes certain internal exchanges. $7.68 Non - GAAP earnings per share, ex. notable items 2 Adjusted Operating Earnings, less notable items and taxes, per diluted common share

Accelerating Diversification of In - force Book Balanced Mix of Sales Resulting in a Diversified Balance Sheet and Earnings Stream 4 2Q26 Year - end 2021 Other than Lifetime Benefit VA 30% 39% VA (w/LB) VA (no LB) Institutional FA/FIA & Payout RILA 70% 61% Account Value by Product

Holdco Liquidity Approximately two years of holding company fixed expenses Capital Return $900 million - $1.1 billion capital return to common shareholders Holding company cash and highly liquid securities of nearly $1.4 billion at the end of 2Q26, which is above Jackson’s updated $325 million minimum liquidity buffer 2,3 In the first six months of 2026, returned $547 million of capital to common shareholders Free Capital Generation At or above $1.2 billion 1 In the first six months of 2026, free capital generation of $575 million On Track to Deliver 2026 Financial Targets 5 1) Assuming 5% equity market total return and interest rates following the December 31, 2025, forward curve. 2) The holding c omp any liquidity includes proceeds from our $750 million senior debt issuance in the second quarter of 2026, which is expected to be used for general corporate purposes, which may include, among other th ing s, repaying or redeeming at or prior to maturity the $400 million senior notes due 2027 and Jackson National Life’s $250 million surplus notes due 2027. 3) Jackson intends to maintain a minimum amou nt of cash and highly liquid securities at Jackson Financial Inc. adequate to fund two years of holding company fixed net expenses, which is currently targeted at $325 million but may change over time as we refinance existing debt or make changes to our debt and capital structure. Progress Through Second Quarter

Profitable In-force Book with Growing Spread Business

Achieving Attractive Adjusted Operating ROE

Strong Earnings Profile

Pre-Tax Adjusted Operating Earnings[1]
$ millions



433
503
648
406
27
430
73
618
30
2Q25
1Q26
2Q26
Pre-tax Adjusted Operating Earnings
Notable Items[2]

- ✓ VA book with asset management economics
- ✓ Growing into diversification
- ✓ Long-term expense discipline

Growing Spread Block

Spread Account Value[3], $ billions



29.6
38.7
44.1
2Q25
1Q26
2Q26

- ✓ Driving accelerated growth
- ✓ Improving credit profile & balance sheet strength
- ✓ Recent enhancements support competitive offerings

Enhancing Returns

Trailing 12-month Adjusted Operating ROE[1]



12.7%
14.8%
16.3%
2Q25
1Q26
2Q26

- ✓ Continued long-term earnings growth
- ✓ Capital efficient business mix
- ✓ Highly cash generative book of business

1) See the Appendix for the non-U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measures. 2) See slide 7 for a description of the notable items for 2Q26. 1Q26 notable items of $73m includes LP underperformance of $39m, and the $34m impact from enhanced processes and data sources for identifying deceased policyholders. 2Q25 notable item of $27m from LP underperformance. 3) RILA, FA, FIA and Institutional.

JACKSON

6

Second Quarter 2026 Notable Items

Adjusted Operating Earnings Per Share, Excluding Notable Items and Taxes

($ millions, except per share amounts)	2Q26 Pretax	2Q26 After-tax[1,2]	2Q26 EPS-Diluted
Adjusted Operating Earnings[3]	618	513	$7.30
Notable Items Included in Adjusted Operating Earnings			
(Out performance)/Under performance from LP Income[4]	30	26	0.36
Impact from Effective Tax Rate versus a 15% Tax Rate Guidance		1	0.02
Adjusted to Exclude Notable Items and Taxes	**648**	**540**	**$7.68**



$4.97
$0.10
$4.87
$5.94
$0.79
$5.15
$7.68
$0.38
$7.30
2Q25
1Q26
2Q26
Adjusted Operating Earnings
Notable Items5

1) After-tax results for Notable Items were calculated using the quarter's effective tax rate for adjusted operating earnings (2Q26 of 15.2%).
2) Includes preferred stock dividends of $11m.
3) See the Appendix for the non-U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure.
4) Limited Partnership (LP) income assumes an annualized 10% return and excludes income and assets attributable to non-controlling interests. Income from LPs is reported on a one-quarter lag. Operating LP return of 4% for 2Q26. Total LP returns (including non-operating) of 5% for 2Q26.
5) Includes impact from effective tax rate versus a 15% tax rate guidance. 2Q25 total notable items and taxes of $0.10 includes LP underperformance of $0.33 and the impact from effective tax rate versus a 15% tax rate guidance of ($0.23). 1Q26 total notable items and taxes of $0.79 includes LP underperformance of $0.48, the impact from the proof of existence death claim process enhancement of $0.42 and the impact from effective tax rate versus a 15% tax rate guidance of ($0.11).

JACKSON 7

Continued Progress on Retail Sales Mix Shift

Top 3 Leadership in Total Annuity Retail Sales[1]

Retail Sales[2]

$ billions



54% Spread Based
4.4
5.3
5.9
2Q25
1Q26
2Q26
Variable Annuities
RILA
FA / FIA

- ✓ 34% retail annuity sales growth in 2Q26 over 2Q25 driven by robust demand for VA and RILA products
- ✓ #1 industry ranking in traditional VA[1]
- ✓ #4 industry ranking in RILA[1]
- ✓ Spread-based products, including RILA and our newly launched FIA offering, represented 54% of total retail sales, reflecting continued progress in diversifying earnings and product mix

Non-VA Net Flows[3]

$ billions



65% Growth vs 2Q25
1.7
2.5
2.9
2Q25
1Q26
2Q26

- ✓ Robust RILA and FA/FIA sales supported by enhanced asset sourcing capabilities at PPM
- ✓ Expect TPG strategic partnership to support additional spread-based sales growth and diversification going forward
- ✓ Growing non-VA net flows highlights success in diversifying business and strengthening market position

Leading Advisory Position

Total Advisory Sales, $ millions



74% Growth vs 2Q25
289
485
503
2Q25
1Q26
2Q26

- ✓ Diversification occurring across distribution
- ✓ Top 3 industry ranking in VA/RILA and FIA advisory sales in 1Q26[1]
- ✓ Full product spectrum driving growth
  - Non-VA accounted for 28% of 2Q25 Advisory sales
  - Non-VA accounted for 48% of 2Q26 Advisory sales

1) 1Q26 LIMRA US Individual Annuity Industry Sales Report. 2) Excludes the FA/FIA business ceded to Athene and certain internal exchanges. 3) Includes net flows related to FIA, FA, payout annuities and RILA.

JACKSON
8

Stable Non-Operating Results Since Shift to Economic Hedging

Second Quarter 2026 ($millions)

Adjusted Operating Earnings Walk



272
2
270 Volatility Impact
618
(96)
(16)
(118)
660
Pretax adjusted operating earnings (Non-GAAP)¹
Net hedge results²
Net loss on funds withheld³
Net realized investment loss and other, net
Amortization of non-operating DAC
Pretax income attributable to JFI (U.S. GAAP)

Net Hedge Results by Product

Pre-tax Income (loss)	Variable Annuities	RILA & FIA	Total
Fees attributable to guarantee benefit reserves	747	(33)	714
Net (losses) gains on hedging instruments	(2,649)	2,825	176
Market risk benefits gains (losses), net	2,032	22	2,054
Net reserve and embedded derivative movements[4]	(56)	(2,616)	(2,672)
Net Hedge Results	**74**	**198**	**$272**
MRB Volatility Impact	270	-	270
Net Hedge Results (ex. MRB Volatility Impact)	**(196)**	**198**	**2**

- ✓ Continued stability in non-operating results
- ✓ Stronger, more predictable capital generation
- ✓ Modest VA loss, broadly offset RILA & FIA gains
- ✓ Brooke Re net hedge result effectively flat

1) See the Appendix for the non-U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure. 2) Represents non-operating Total Guaranteed Benefits and Hedging Results. 3) Includes $297m net realized investment loss and $201m net investment income. 4) Net reserve and embedded derivative movements includes guaranteed benefit claims.

JACKSON 9

Consistent Capital Generation and Free Cash Flow

Free Capital Generation Provides Foundation for New Business Growth and Distributions to Holding Company



($millions)
258
271
304
2Q25
1Q26
2Q26

- **After-Tax Statutory Capital Generation**[1] provides foundation for new business growth while **Free Capital Generation**[2] supports distributions to holding company subject to regulatory considerations and desired RBC levels
- 2025 Free Capital Generation of nearly $1.4 billion and we expect to be at or above $1.2 billion for 2026, supported by moderating growth in required capital levels during the second half of 2026

Free Cash Flow[3] at Holding Company Provides Financial Flexibility and Long-Term Shareholder Value Creation



($millions)
290
288
287
2Q25
1Q26
2Q26

- 2026 YTD **Free Cash Flow** up 14%, based on strong operating company distributions
- Based on Jackson's end of 2Q26 market capitalization, we have produced a free cash flow yield of approximately 13% for the trailing 12 months[4]

Capital Return to Common Shareholders is Balanced and Consistent Including Dividends and Share Repurchases



($millions)
216
257
290
2Q25
1Q26
2Q26
# of common shares repurchased
1.9m
1.7m
2.1m

- Returned nearly 55% of the 2026 **Capital Return** target mid-point as of end of 2Q26
- 2026 quarterly dividend up 12.5% over 2025 to $0.90 per common share
- **Capital Return** target of $900 million - $1.1 billion for 2026

1) Includes after-tax income from operations, realized gains/losses, unrealized gains/losses, and other surplus adjustments to provide a comprehensive view of the drivers of capital generation. 2) Free capital generation represents Jackson National Life's (JNL) statutory after-tax capital generation, adjusted for the change in estimated company action level required capital (CAL) for JNL calibrated to a 425% RBC ratio. 3) See Appendix for the non-U.S. GAAP financial measures, definitions and reconciliations to most comparable U.S. GAAP measure. 4) Free Cash Flow yield (non-GAAP metric) is calculated by taking the trailing 12 months of Free Cash Flow and dividing by the market value of the outstanding common stock at 6/30/26.

JACKSON 10

Robust Capital and Liquidity

Since becoming public, Jackson has returned nearly $3.3 billion to common shareholders - exceeding our initial market capitalization



Statutory Capital Generation1
$ millions
443
342
656
2Q25
1Q26
2Q26

- ✓ Largely reflects asset management type business
- ✓ Consistently generates distributable cash
- ✓ Funding substantial new business growth



Dividends and Distributions to JFI
$ millions
325
325
325
2Q25
1Q26
2Q26

- ✓ More frequent, smaller remittances
- ✓ Supporting attractive free cash flow
- ✓ RBC remains above 425% minimum



Holding Company Cash & Investments
$ millions
767
54
713
692
66
636
1,449
55
744
650 2
2Q25
1Q26
2Q26
Debt Prefund
Cash and Highly Liquid
Other Investments

- ✓ Returned $547m to common shareholders YTD26
- ✓ On track to meet 2026 targets
- ✓ $582m share repurchase authorization remaining

1) Includes statutory after-tax income from operations, realized gains/losses, unrealized gain/losses, and other surplus adjustments to provide a comprehensive view of the drivers of capital generation. 2) The holding company liquidity includes proceeds from our $750 million senior debt issuance in the second quarter of 2026, which is expected to be used for general corporate purposes, which may include, among other things, repaying or redeeming at or prior to maturity, the $400 million senior notes due 2027 and Jackson National Life's $250 million surplus notes due 2027.

JACKSON 11

Significant Liquidity Across Jackson Entities x Recently issued P - Caps provide greater flexibility for opportunistic deployment and additional buffer for severe market stress x Total holding company liquidity sources of $4.0 billion provide significant support for contingent capital needs x JNL available liquidity aligns well with Jackson’s disciplined approach to risk management Total 4.0 JFI Available Liquidity ($b) 1 P - Caps 0.9 Other Sources 2 0.5 Revolving Credit Facility 1.3 Cash & U.S. Government Securities 1.4 Total 32.1 JNL Available Liquidity ($b) 1 Highly Liquid Assets 3,5 23.2 Other Sources 4 2.6 Cash & U.S. Government Securities 3 6.2 12 Strategic liquidity management with ability to use JFI funds where needed across Jackson’s entities 1) As of June 30, 2026. 2) Uncommitted Money Market Line of $0.5 billion available intra - quarter and is available to either JFI or JNL. 3) Excludes funds withheld assets related to funds withheld reinsurance transactions. 4) Includes FHLB capacity of $2.6 billion. 5) Includes fair value of corporate debt securities, excluding private securities, an d o ther government securities.

47 64 32 37 4Q21 2Q26 Jackson Managed Assets 3rd Party Managed Assets $101B PPM Reaches $100 Billion in AUM Benefitting from Jackson and Third - Party Growth Notes: All data as of June 30, 2026. PPM America, Inc. is an indirect, wholly - owned subsidiary of Jackson Financial Inc. 1) AUM includes committed but unfunded capital for PPM’s private equity and commercial real estate businesses. AUM includes b oth securities issued by PPM CLO vehicles held by PPM separately managed account clients and the underlying collateral assets of the CLO vehicles managed by PPM. $ 94 B $ 58 B 1990 22 4 Year of founding Number of employees Total firm AUM 2 Assets managed on behalf of Jackson 13 BY THE NUMBERS $ 101 B $ 64 B 1990 2 30 Year founded Number of employees Total firm AUM 1 Assets managed on behalf of Jackson $79B Asset Classes under Management PPM Benefits from Jackson and Third - Party AUM Growth Public Fixed Income 69% Private & Structured Credit 14% Commercial Real Estate 8% Private Equity 6% Collaterized Loan Obligations 3%

Diversified, High-Quality Investment Portfolio

June 30, 2026 (Excluding Funds Withheld)

Total U.S. GAAP Investment Portfolio[1,2]



Residential mortgage-backed <1%
Other invested assets < 1%
Derivatives <1%
Equity securities <1%
Other government securities 1%
Policy loans 1%
Commercial mortgage-backed 3%
Limited partnerships 3%
U.S government securities 6%
Other asset-backed securities 11%
$58B
Corporate securities 58%
Mortgage loans 14%

- ✓ **Disciplined asset-liability management** framework guides strategic asset allocation decisions
- ✓ **High quality, defensively positioned portfolio** with 6% in highly liquid U.S. Treasuries
- ✓ **Below investment-grade exposure limited to 1%** primarily corporate bonds and loans[1]
- ✓ **Commercial mortgage portfolio remains strong**, with 99% first-lien loans and 97% rated CM1 or CM2
- ✓ **Modest private equity exposure** through selective limited partnership investments
- ✓ **ABS exposure is highly rated** and well diversified across more than 20 subsectors

1) Includes Jackson, Jackson of New York, Brooke Life, Squire II, JFI, Brooke Re and Hickory Re. Excludes funds withheld. Includes only Jackson's direct investments in PPM-managed CLOs, which consists mostly of a modest amount of equity investments and represents our economic risk in the transactions. The chart above excludes the underlying bank loans and debt tranches of PPM CLOs which are consolidated and reported in our GAAP financial statements. 2) ABS includes residential mortgage-backed securities and commercial mortgage-backed securities.

JACKSON 14

Conservative Private Debt Security Portfolio[1,2]

June 30, 2026 (Excluding Funds Withheld)



Corporate-Credit Tenant Lease: 6%
ABS: 15%
Corporate-Traditional Placement: 62%
Infrastructure: 16%
$10.9B
19% of total investment portfolio

By Type of Security



AA: 9%
A : 37%
AAA: <1%
BB & below: <1%
BBB: 53%
$10.9B
19% of total investment portfolio

By Rating

- ✓ **Private debt portfolio primarily composed of traditional private placements**
- ✓ **Targeted new private debt investments** to include **asset-backed finance and private credit direct lending** through our partnership with TPG
  - **Measured, diversified approach** to TPG-sourced investments, aligned with **established investment guidelines**
  - **Market dislocations** expected to create **selective opportunities at more attractive valuations** than recent vintages
- ✓ **Software industry exposure modest**, focused on **high-quality, investment-grade issuers**

- ✓ **Below-investment-grade private debt exposure less than 1%**, excluding the impact of consolidating affiliate CLOs
- ✓ **Private-letter ratings represent 6% of total invested assets**, primarily from top-tier NRSROs (Moody's, S&P, Fitch, Kroll, and DBRS)

1) Includes Jackson, Jackson of New York, Brooke Life, Squire II, JFI, Brooke Re and Hickory Re. Excludes funds withheld. Includes only Jackson's direct investments in PPM-managed CLOs, which consists mostly of a modest amount of equity investments and represents our economic risk in the transactions. The chart above excludes the underlying bank loans and debt tranches of PPM CLOs which are consolidated and reported in our GAAP financial statements. 2) ABS includes residential mortgage-backed securities and commercial mortgage-backed securities.

JACKSON 15

16 2026 Capital Return Targets on Track While Maintaining a Strong Balance Sheet 16 On track to deliver on 2026 key financial targets Maintained strong balance sheet and robust levels of financial flexibility Consistent capital generation and distribution strength Well - positioned to create long - term value for shareholders

Appendix

Non-GAAP Financial Measures

In addition to presenting our results of operations and financial condition in accordance with U.S. GAAP, we use and report selected non-GAAP financial measures. Management believes that the use of these non-GAAP financial measures, together with relevant U.S. GAAP financial measures, provides a better understanding of our results of operations, financial condition and the underlying performance drivers of our business. These non-GAAP financial measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with U.S. GAAP. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies. These non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with U.S. GAAP.

Adjusted Operating Earnings

Adjusted Operating Earnings is an after-tax non-GAAP financial measure, which we believe should be used to evaluate our financial performance on a consolidated basis by excluding certain items that may be highly variable from period to period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as well as certain other revenues and expenses that we do not view as driving our underlying performance. Adjusted Operating Earnings should not be used as a substitute for net income as calculated in accordance with U.S. GAAP. However, we believe the adjustments to net income are useful for gaining an understanding of our overall results of operations.

Adjusted Operating Earnings equals our Net income (loss) attributable to Jackson Financial Inc. common shareholders (which excludes income attributable to non-controlling interest and dividends on preferred stock) adjusted to eliminate the impact of the items described in the following numbered paragraphs. These items are excluded as they may vary significantly from period to period due to near-term market conditions or are otherwise not directly comparable or reflective of the underlying performance of our business. We believe these exclusions provide investors a better picture of the drivers of our underlying performance.

1) Net Hedging Results: Comprised of: (i) fees attributed to guaranteed benefits; (ii) net gains (losses) on hedging instruments which includes: (a) changes in the fair value of freestanding derivatives, and related commissions and expenses, used to manage the risk associated with market risk benefits and other benefit features, excluding earned income from periodic settlements and changes in settlement accruals on cross-currency swaps; and (b) investment income and change in fair value of certain non-derivative assets used to manage the risk associated with market risk benefits and other benefit features; and (iii) the movements in reserves, market risk benefits, benefit features accounted for as embedded derivative instruments adjusted to exclude the cost of hedging for certain indexed annuity products, and related claims and benefit payments (excluding impacts of actuarial assumption updates and model enhancements). We believe excluding these items removes the impact to both revenue and related expenses associated with Net Hedging Results.

2) Amortization of DAC Associated with Non-Operating Items at Date of Transition to LDTI: Amortization of the balance of unamortized deferred acquisition costs, at January 1, 2021, the date of transition to current Long Duration Targeted Improvements (LDTI) accounting guidance, associated with items excluded from pretax adjusted operating earnings prior to transition.

3) Actuarial Assumption Updates and Model Enhancements: The impact on the valuation of MRBs and embedded derivatives arising from our annual actuarial assumption updates and model enhancements review.

4) Net Realized Investment Gains and Losses: Comprised of: (i) realized investment gains and losses associated with the periodic sales or disposals of securities, excluding those held within our trading portfolio; (ii) impairments of securities, after adjustment for the non-credit component of the impairment charges; and (iii) foreign currency gain or loss on foreign denominated funding agreements and associated cross-currency swaps.

5) Change in Value of Funds Withheld Embedded Derivative and Net Investment Income on Funds Withheld Assets: Composed of: (i) the change in fair value of funds withheld embedded derivatives; and (ii) net investment income on funds withheld assets related to funds withheld reinsurance transactions.

6) Other Items: Comprised of: (i) the impact of investments that are consolidated in our financial statements due to U.S. GAAP accounting requirements, such as our investments in collateralized loan obligations (CLOs), but for which the consolidation effects are not consistent with our economic interest or exposure to those entities; (ii) impacts from derivatives not included in Net Hedging Results or Net Realized Investment Gains or Losses (see 1. and 4. above), excluding earned income from periodic settlements and changes in settlement accruals on cross-currency swaps; (iii) investment income (loss) related to mark-to-market on TPG shares, which are subject to certain sales restrictions; and (iv) one-time or other non-recurring items.

Operating Income Taxes are calculated using the prevailing corporate federal income tax rate of 21% while taking into account any items recognized differently in our financial statements and federal income tax returns, including the dividends received deduction and other tax credits. For interim reporting periods, the Company uses an estimated annual effective tax rate in computing its tax provision including consideration of discrete items.

JACKSON 18

Non-GAAP Financial Measures

Adjusted Book Value Attributable to Common Shareholders

Adjusted Book Value Attributable to Common Shareholders excludes Preferred Stock and Accumulated Other Comprehensive Income (Loss) (AOCI) attributable to Jackson Financial Inc. (JFI), which does not include AOCI arising from investments held within the funds withheld account related to the Athene Reinsurance Transaction. We exclude AOCI attributable to JFI from Adjusted Book Value Attributable to Common Shareholders because our invested assets are generally invested to closely match the duration of our liabilities, which are longer duration in nature, and therefore we believe period-to-period fair market value fluctuations in AOCI to be inconsistent with this objective. We believe excluding AOCI attributable to JFI is more useful to investors in analyzing trends in our business because it removes those short-term fluctuations. Changes in AOCI within the funds withheld account related to the Athene Reinsurance Transaction offset the related non-operating earnings from the Athene Reinsurance Transaction resulting in a minimal net impact on Adjusted Book Value of JFI.

Adjusted Operating Return on Equity Attributable to Common Shareholders

We use Adjusted Operating Return on Equity (ROE) Attributable to Common Shareholders to manage our business and evaluate our financial performance which: (i) excludes items that vary from period-to-period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as such items may distort the underlying performance of our business; and (ii) is calculated by dividing our Adjusted Operating Earnings by average Adjusted Book Value Attributable to Common Shareholders.

Adjusted Book Value Attributable to Common Shareholders and Adjusted Operating ROE Attributable to Common Shareholders should not be used as substitutes for total shareholders' equity and ROE as calculated using annualized net income and average equity in accordance with U.S. GAAP. However, we believe the adjustments to equity and earnings are useful to gaining an understanding of our overall results of operations.

Free Cash Flow

Free cash flow is Jackson Financial Inc. (Parent Company only) net cash provided by (used in) operating activities less preferred stock dividends and capital contributions to PPM or other subsidiaries, plus the return of capital from our subsidiaries. Free cash flow should not be used as a substitute for JFI's (Parent Company only) net cash provided by (used in) operating activities calculated in accordance with U.S. GAAP. However, we believe these adjustments are useful to gaining an understanding of our overall available cash flow at JFI for return of capital to common shareholders and other corporate initiatives.

Notable Items

Notable items reflect the impact on our results of certain items or events that may or may not have been anticipated and resulted in volatility in the Company's earnings expectations. The presentation of notable items is intended to help investors better understand our results for the period and to evaluate and forecast those results.

JACKSON® 19

Adjusted Operating Earnings Reconciliation For the Six Months Ended For the Three Months Ended $ millions, except effective tax rate 6/30/26 6/30/25 6/30/26 3/31/26 12/31/25 9/30/25 6/30/25 209 133 644 (435) (215) 65 168 Net Income (Loss) Attributable to Jackson Financial Inc. Common Shareholders 22 22 11 11 11 11 11 Add: dividends on preferred stock 25 5 5 20 (172) (19) 4 Add: income tax expense (benefit) 256 160 660 (404) (376) 57 183 Pretax Income (loss) Attributable to Jackson Financial Inc. Non - Operating Adjustments (Income) Loss: Guaranteed benefits and hedging results: (1,485) (1,532) (714) (771) (763) (765) (764) Fees attributable to guarantee benefit reserves 284 829 (176) 460 370 14 1,840 Net (gains) losses on hedging instruments (383) 43 (2,053) 1,670 405 (226) (2,203) Market risk benefits (gains) losses, net 1,964 733 2,671 (707) 393 1,160 1,066 Net reserve and embedded derivative movements 380 73 (272) 652 405 183 (61) Total net hedging results 239 255 118 121 123 125 127 Amortization of DAC associated with non - operating items at date of transition to LDTI - - - - 360 - - Actuarial assumption updates and model enhancements 69 36 27 42 7 1 (30) Net realized investment (gains) losses 456 715 297 159 210 379 327 Net realized investment (gains) losses on funds withheld assets (400) (454) (201) (199) (198) (203) (227) Net investment income on funds withheld assets 48 63 (11) 59 (2) (37) 87 Other items 792 688 (42) 834 905 448 223 Total Non - Operating Adjustments 1,048 848 618 430 529 505 406 Pre - Tax Adjusted Operating Earnings 152 100 94 58 63 61 45 Less: operating income tax expense (benefit) 896 748 524 372 466 444 361 Adjusted operating earnings before dividends on preferred stock 22 22 11 11 11 11 11 Less: dividends on preferred stock 874 726 513 361 455 433 350 Adjusted Operating Earnings 14.5% 11.8% 15.2% 13.5% 11.9% 12.1% 11.1% Effective Tax Rates on Adjusted Operating Earnings 20

Select U.S. GAAP to Non-GAAP Reconciliation

$ millions, except percentages and per share and shares outstanding data	For the Three Months Ended or As of					For the Six Months Ended or As of	
	6/30/25	9/30/25	12/31/25	3/31/26	6/30/26	6/30/25	6/30/26
Net Income (Loss)	185	91	(186)	(420)	660	167	240
Income attributable to non-controlling interest	6	15	18	4	5	12	9
Net Income (Loss) Attributable to Jackson Financial Inc.	179	76	(204)	(424)	655	155	231
Less: Dividends on preferred stock	11	11	11	11	11	22	22
Net Income (Loss) Attributable to Jackson Financial Inc. Common Shareholders [a]	168	65	(215)	(435)	644	133	209
Total Shareholders' Equity	10,354	10,229	9,953	9,496	9,962	10,354	9,962
Less: Preferred equity	533	533	533	533	533	533	533
Total Common Shareholders' Equity	9,821	9,696	9,420	8,963	9,429	9,821	9,429
Average Common Shareholders' Equity [b]	9,795	9,759	9,558	9,192	9,196	9,607	9,271
Total ROE Attributable to Common Shareholders [a]/[b]; Annualized	6.9%	2.7%	-9.0%	-18.9%	28.0%	2.8%	4.5%
Adjusted Operating Earnings [c]	350	433	455	361	513	726	874
Adjusted Book Value Attributable to Common Shareholders:							
Total common shareholders' equity	9,821	9,696	9,420	8,963	9,429	9,821	9,429
Exclude AOCI attributable to Jackson Financial Inc.	1,233	1,341	1,201	1,409	1,387	1,233	1,387
Adjusted Book Value Attributable to Common Shareholders	11,054	11,037	10,621	10,372	10,816	11,054	10,816
Average Adjusted Book Value Attributable to Common Shareholders[d]	11,039	11,046	10,829	10,497	10,594	11,078	10,603
Adjusted Operating ROE Attributable to Common Shareholders [c]/[d]; Annualized	12.7%	15.7%	16.8%	13.8%	19.4%	13.1%	16.5%
Per Share Data (Common Shareholders)							
Net income (loss) (basic)	2.34	0.93	(3.13)	(6.24)	9.18	1.83	2.99
Net income (loss) (diluted)[1]	2.34	0.92	(3.13)	(6.24)	9.16	1.83	2.98
Adjusted operating earnings per common share (diluted)	4.87	6.16	6.61	5.15	7.30	9.97	12.45
Book value per common share (diluted)	137.81	139.19	138.17	125.61	136.10	137.81	136.10
Adjusted book value per common share (diluted)	155.11	158.44	155.78	145.35	156.12	155.11	156.12
Shares Outstanding							
Weighted average number of common shares (basic)	71,825,321	70,084,349	68,600,900	69,743,841	70,164,533	72,643,141	69,955,919
Weighted average number of common shares (diluted)	71,938,152	70,279,275	68,874,062	70,061,288	70,292,020	72,823,439	70,178,386
End of period common shares (basic)	69,958,388	68,333,010	66,825,632	70,270,752	68,185,286	69,958,388	68,185,286
End of period common shares (diluted)	71,267,051	69,658,285	68,177,866	71,357,493	69,277,940	71,267,051	69,277,940

1) In a quarter in which we reported a net loss attributable to Jackson Financial Inc., all common stock equivalents are anti-dilutive and are therefore excluded from the calculation of diluted shares and diluted per share amounts. The shares excluded from the diluted EPS calculation were 273,162 shares and 317,447 shares for the three months ended December 31, 2025, and March 31, 2026, respectively.

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Select U.S. GAAP to Non-GAAP Reconciliation

$ millions	For the Three Months Ended					For the Six Months Ended	
	6/30/25	9/30/25	12/31/25	3/31/26	6/30/26	6/30/25	6/30/26
Jackson Financial Inc. (Parent Company Only) Net Cash Provided by (used in) Operating Activities	(24)	22	(15)	19	(27)	5	(8)
Adjustments from Net Cash Provided by Operating Activities to Free Cash Flow:							
Issuance of treasury stock to TPG	-	-	-	500	-	-	500
Capital distribution from subsidiaries	325	205	300	280	325	520	605
Capital contributed to subsidiaries	-	-	(155)	(500)	-	-	(500)
Dividends on preferred stock	(11)	(11)	(11)	(11)	(11)	(22)	(22)
Total Adjustments	314	194	134	269	314	498	583
Free Cash Flow (Non-GAAP)	290	216	119	288	287	503	575
Free Cash Flow Comprised of:							
Issuance of treasury stock to TPG	-	-	-	500	-	-	500
Capital distributions from subsidiaries	325	205	300	280	325	520	605
Interest on surplus notes from subsidiary	-	45	-	45	-	45	45
Cash Distributed to JFI	325	250	300	825	325	565	1,150
Capital contributed to Hickory Re	-	-	(150)	(500)	-	-	(500)
Parent company expenses	(29)	(33)	(29)	(29)	(37)	(57)	(66)
Net investment income and other income	6	8	6	7	8	14	15
Other, net	(12)	(9)	(8)	(15)	(9)	(19)	(24)
JFI Expenses and Other, net	(35)	(34)	(31)	(37)	(38)	(62)	(75)
Free Cash Flow	290	216	119	288	287	503	575

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Glossary

Athene Reinsurance Transaction - The funds withheld coinsurance agreement with Athene Life Re Ltd., entered on June 18, 2020, and effective June 1, 2020, to reinsure a 100% quota share of a block of our in-force fixed and fixed index annuity liabilities in exchange for approximately $1.2 billion in ceding commissions.

Deferred Acquisition Cost (DAC) - Represent the incremental costs related directly to the successful acquisition of new, and certain renewal, insurance policies and annuity contracts. The recognition of these costs has been deferred, and the deferred amounts are shown on the balance sheet as an asset, which is subject to amortization over the estimated lives of those policies and contracts.

Derivative Instruments - Jackson Financial Inc.'s (JFI) business model includes the acceptance, monitoring and mitigation of risk. Specifically, JFI considers, among other factors, exposures to interest rate and equity market movements, foreign exchange rates and other asset or liability prices. JFI uses derivative instruments to mitigate or reduce these risks in accordance with established policies and goals. JFI's derivative holdings, while effective in managing defined risks, are not structured to meet accounting requirements to be designated as hedging instruments. As a result, freestanding derivatives are carried at fair value with changes each period recorded in net gains or losses on derivatives and investments.

Earnings per Share (EPS) - Basic earnings per share is calculated by dividing net income (loss) attributable to JFI common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing the net income (loss) attributable to JFI common shareholders, by the weighted-average number of shares of common stock outstanding for the period, plus shares representing the dilutive effect of share-based awards.

Fixed Annuity (FA) - An annuity that guarantees a set annual rate of return with interest at rates we determine, subject to specified minimums. Credited interest rates are guaranteed not to change for certain limited periods of time, after which rates may be reset.

Fixed Index Annuity (FIA) - An annuity with an ability to share in the upside from certain financial markets such as equity indices and provides downside protection.

Guaranteed Minimum Accumulation Benefit (GMAB) - An add-on benefit (enhanced benefits available for an additional cost) that entitles an owner to a minimum payment, typically in lump-sum, after a set period of time, referred to as the accumulation period. The minimum payment is based on the benefit base, which could be greater than the underlying account value.

Guaranteed Minimum Death Benefit (GMDB) - An add-on benefit (enhanced benefits available for an additional cost) that guarantees an owner's beneficiaries are entitled to a minimum payment based on the benefit base, which could be greater than the underlying account value, upon the death of the owner.

Guaranteed Minimum Income Benefit (GMIB) - An add-on benefit (available for an additional cost) where an owner is entitled to annuitize the policy and receive a minimum payment stream based on the benefit base, which could be greater than the payment stream resulting from current annuitization of the underlying account value.

Guaranteed Minimum Withdrawal Benefit (GMWB) - An add-on benefit (available for an additional cost) where an owner is entitled to withdraw a maximum amount of their benefit base each year, for which cumulative payments to the owner could be greater than the underlying account value.

Guaranteed Minimum Withdrawal Benefit for Life (GMWB for Life) - An add-on benefit (available for an additional cost) where an owner is entitled to withdraw the guaranteed annual withdrawal amount each year for the duration of the policyholder's life, regardless of account performance.

LDTI - Accounting Standards Update 2018-12, "Targeted Improvements to the Accounting for Long-Duration Contracts", effective January 1, 2023, with a transition date of January 1, 2021.

Net Amount at Risk (NAR) - The greater of Death Benefit NAR (DBNAR) and Living Benefit NAR (LBNAR), as applicable, where DBNAR is the GMDB benefit base in excess of the account value, and the LBNAR is the actuarial present value of guaranteed living benefits in excess of the account value.

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Glossary

Net Flows - The net change in customer account balances during a period, after reflecting gross premiums inflows and surrender, withdrawal and benefit payment outflows. Net flows do not include investment performance, interest credited to customer accounts, and policy charges.

Registered Index-Linked Annuity (RILA) - A registered index-linked annuity, which offers market index-linked investment options, subject to a cap, and a variety of guarantees designed to modify or limit losses.

Return of Premium (ROP) Death Benefit - This death benefit pays the greater of the account value at the time of a claim following the owner's death or the total contributions to the contract (subject to adjustment for withdrawals). The charge for this benefit is usually included in the Mortality and Expense fee that is deducted daily from the net assets in each variable investment option. We also refer to this death benefit as the Return of Principal death benefit.

Risk-Based Capital (RBC) - Statutory minimum level of capital that is required by regulators for an insurer to support its operations.

Segment - Retail Annuities

JFI's Retail Annuities segment offers a variety of retirement income and savings products through its diverse suite of products, consisting primarily of variable annuities, registered index-linked annuities (RILA), fixed annuities, fixed index annuities, and payout annuities. These products are distributed through various wirehouses, insurance brokers, independent broker-dealers, as well as banks and financial institutions.

The financial results of the variable annuity business within the Company's Retail Annuities segment are largely dependent on the performance of the contract holder account value, which impacts both the level of fees collected and the benefits paid to the contract holder. The financial results of the Company's fixed annuities, fixed index annuities, RILA and the fixed option on variable annuities, are largely dependent on the Company's ability to earn a spread between earned investment rates on general account assets and the interest credited to contract holders.

Segment - Institutional Products

JFI's Institutional Products segment consist of traditional guaranteed investment contracts (GICs), and funding agreements. JFI's GIC products are marketed to defined contribution pension and profit-sharing retirement plans. Funding agreements are marketed to institutional investors, including corporate cash accounts and securities lending funds, as well as money market funds. Funding agreements are also issued in conjunction with JFI's participation in the U.S. Federal Home Loan Bank (FHLB) program.

The financial results of JFI's Institutional Products business are primarily dependent on the Company's ability to earn a spread between earned investment rates on general account assets and the interest credited on GICs and funding agreements.

Segment - Closed Life and Annuity Blocks

JFI's Closed Life and Annuity Blocks segment is primarily composed of blocks of business that have been acquired since 2004. The segment includes various protection products, primarily whole life, universal life, variable universal life, and term life insurance products as well as fixed, fixed index, and payout annuities. The Company historically offered traditional and interest-sensitive life insurance products but discontinued new sales of life insurance products in 2012, as we believe opportunistically acquiring mature blocks of life insurance policies is a more efficient means of diversifying our in-force business than selling new life insurance products.

The profitability of JFI's Closed Life and Annuity Blocks segment is largely driven by its historical ability to appropriately price its products and purchase appropriately priced blocks of business, as realized through underwriting, expense and net gains (losses) on derivatives and investments, and the ability to earn an assumed rate of return on the assets supporting that business.

Variable Annuity (VA) - An annuity that offers tax-deferred investment into a range of asset classes and a variable return, which offers insurance features related to potential future income payments.

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